Report of Independent Registered Public Accounting Firm

Board of Directors
King of the Cage, Inc.
Fontana, CA 92336

We have audited the accompanying balance sheets of King of the Cage, Inc. as of December 31, 2005 and 2006, and the related statements of income, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of King of the Cage, Inc. as of December 31, 2005 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/S/ GUMBINER SAVETT INC.

Gumbiner Savett Inc.
Santa Monica, California

November 20, 2007

King of the Cage, Inc.
Balance Sheets
December 31, 2005 and 2006
and September 30, 2006 and 2007 (unaudited)

			September 30,	September 30,
Assets	December 31,	December 31,	2006	2007
Current assets:	2005	2006	(unaudited)	(unaudited)
Cash	$129,982	$162,421	$98,352	$68,174
Accounts receivable, net	115,142	176,415	121,654	57,895
Prepaid expenses	28,500	1,834	11,784	4,600
Total current assets	273,624	340,670	231,790	130,669

Property and equipment:
Transportation equipment	140,777	246,403	246,403	-
Office equipment	-	1,009	-	-
Cage equipment	22,614	53,250	53,250	46,000
	163,391	300,662	299,653	46,000
Less: Accumulated depreciation	(86,240)	(118,880)	(103,873)	(15,333)
	77,151	181,782	195,780	30,667

Total assets	$350,775	$522,452	$427,570	$161,336

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$30,897	$4,790	$8,758	$26,625
Income tax payable	1,366	637	100	-
Retirement plan contribution payable	18,000	18,000	18,000	-
Deferred revenue	20,000	63,500	57,750	44,250
Due to sellers	-	-	-	108,400
Current portion of notes payable	6,296	14,411	14,411	-
Total current liabilities	76,559	101,338	99,019	179,275

Long-term debt:
Notes payable	7,870	27,945	31,547	-
Total liabilities	84,429	129,283	130,566	179,275

Stockholders' equity (deficit):
Capital stock, no par value; authorized: 1,000,000
shares; issued and outstanding: 100 shares	1,000	1,000	1,000	1,000
Additional paid-in capital	19,000	19,000	19,000	19,000
Retained earnings (accumulated deficit)	246,346	373,169	277,004	(37,939)
Total stockholders' equity (deficit)	266,346	393,169	297,004	(17,939)

Total liabilities and stockholders' equity (deficit)	$350,775	$522,452	$427,570	$161,336

See accompanying notes to financial statements.

King of the Cage, Inc.
Statements of Income
For the Years Ended December 31, 2005 and 2006
and for the Nine Months Ended September 30, 2006 and 2007 (unaudited)

			September 30,	September 30,
	December 31,	December 31,	2006	2007
	2005	2006	(unaudited)	(unaudited)
Revenue:
Events	$554,057	$762,557	$484,126	$1,066,236
Licensing	196,127	154,683	127,823	175,590
Pay-per-view	419,274	244,224	203,980	121,667
Video royalties	50,800	250,179	71,397	187,500
Other	6,015	59,113	51,111	109,818
Total revenue	1,226,273	1,470,756	938,437	1,660,811

Cost of revenue:
Events	636,501	643,226	429,659	860,999
Licensing	35,865	-	-	20,750
Pay-per-view	62,022	69,842	56,748	26,613
Total cost of revenue	734,388	713,068	486,407	908,362
Gross profit	491,885	757,688	452,030	752,449

Operating expenses:
General and administrative	399,222	481,950	337,849	405,962
Total operating expenses	399,222	481,950	337,849	405,962

Income from operations	92,663	275,738	114,181	346,487

Other income (expense):
Gain on sale of property and equipment	8,000	-	-	4,606
Settlement income	69,300	-	-	-
Interest expense	(6,341)	(7,016)	(4,549)	(2,476)
Total other income (expense)	70,959	(7,016)	(4,549)	2,130

Income before provision for income taxes	163,622	268,722	109,632	348,617

Provision for income taxes, current	2,166	3,737	800	2,850

Net income	$161,456	$264,985	$108,832	$345,767

See accompanying notes to financial statements.

King of the Cage, Inc.
Statements of Stockholders' Equity
For the Years Ended December 31, 2005 and 2006
and for the Nine Months Ended September 30, 2007 (unaudited)

				Retained	Total
			Additional	Earnings	Stockholders'
	Common Stock		Paid-In	(Accumulated	Equity
	Shares	Amount	Capital	Deficit)	(Deficit)
Balance at January 1, 2005	100	$1,000	$19,000	$97,870	$117,870
Net income	-	-	-	161,456	161,456
Dividends	-	-	-	(12,980)	(12,980)

Balance at December 31, 2005	100	1,000	19,000	246,346	266,346
Net income	-	-	-	264,985	264,985
Dividends	-	-	-	(138,162)	(138,162)

Balance at December 31, 2006	100	1,000	19,000	373,169	393,169
Net income (unaudited)	-	-	-	345,767	345,767
Dividends (unaudited)	-	-	-	(756,875)	(756,875)

Balance at September 30, 2007 (unaudited)	100	$1,000	$19,000	($37,939)	($17,939)

See accompanying notes to financial statements

King of the Cage, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2005 and 2006
and for the Nine Months Ended September 30, 2006 and 2007 (unaudited)

			September 30,	September 30,
	December 31,	December 31,	2006	2007
Cash flows from operating activities:	2005	2006	(unaudited)	(unaudited)
Net income	$161,456	$264,985	$108,832	$345,767

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation expense	35,278	55,254	40,247	48,648
Gain on sale of property and equipment	(8,000)	-	-	(4,606)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(37,104)	(61,273)	(6,512)	(64,515)
Prepaid expenses	(2,300)	26,666	16,716	(5,480)
Increase (decrease) in:
Accounts payable	19,582	(26,107)	(22,139)	26,983
Income taxes payable	1,366	(729)	(1,266)	(637)
Retirement plan contribution payable	-	-	-	(18,000)
Deferred revenue	(17,000)	43,500	37,750	(19,250)
Net cash provided by operating activities	153,278	302,296	173,628	308,910

Cash flows from investing activities:
Acquisition of property and equipment	(35,177)	(119,313)	(118,304)	(131,200)
Proceeds from sales of property and equipment	43,177	-	-	57,856
Net cash provided by (used in) investing activities	8,000	(119,313)	(118,304)	(73,344)

Cash flows from financing activities:
Principal payments on notes payable	(18,648)	(12,382)	(8,780)	(9,668)
Dividends paid to shareholders	(12,980)	(138,162)	(78,174)	(264,997)
Due to sellers	-	-	-	(55,148)
Net cash used in financing activities	(31,628)	(150,544)	(86,954)	(329,813)

Net increase (decrease) in cash	129,650	32,439	(31,630)	(94,247)

Cash at beginning of period	332	129,982	129,982	162,421
Cash at end of period	$129,982	$162,421	$98,352	$68,174

See accompanying notes to financial statements.

King of the Cage, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2005 and 2006
and for the Nine Months Ended September 30, 2006 and 2007 (unaudited)
(continued)

			September 30,	September 30,
	December 31,	December 31,	2006	2007
Supplemental disclosures of cash flow information:	2005	2006	(unaudited)	(unaudited)
Cash paid during period for:
Interest	$6,341	$7,016	$4,549	$2,476
Income taxes	$0	$4,400	$2,850	$4,337

Supplemental disclosures of non-cash investing and financing activities:
In April 2006, the Company entered into a long-term note payable for $40,572 in connection with the purchase of transportation equipment.

During September 2007, the following balances were reclassified to shareholder dividends in connection with the sale of the Company (See Note 8):

Description	Amount
Due to sellers	$162,978
Accounts receivable	183,035
Prepaid expenses	3,284
Property and equipment	180,417
Accounts payable	(5,148)
Notes payable	(32,688)
Total reclassified to shareholder dividends	$491,878

 See accompanying notes to financial statements.

King of the Cage, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2005 and 2006
and for the Nine Months Ended September 30, 2006 and 2007 (unaudited)

1.	Summary of significant accounting policies

Business of the Company

King of the Cage, Inc. (the Company) organizes and promotes mixed martial arts matches across the United States, and worldwide. The Company was founded in June 2000 and is incorporated under the laws of the State of California. The Company's operations and administrative facility is located in Fontana, California.

Revenue recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements modified by Emerging Issues Task Force ("EITF") No. 00-21 and SAB No. 104 which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured.

The Company earns revenue primarily from events, licensing, event broadcasts on pay-per-view television, and video royalties. Event revenue is recognized at the time of the event when the venue provides estimated or final attendance reporting to the Company. Revenue from licensing and video royalties is recognized in accordance with respective contract terms, which generally relate to specific events and/or geographic regions.

Receivables for pay-per-view programming revenue are based primarily upon estimated sales of pay-per-view presentations and are adjusted to actual after intermediary pay-per-view distributors have completed their billing cycles. If actual sales differ from the estimated sales, the Company records an adjustment to sales.

The Company records deferred revenue for customers who prepay the full, or any portion of their respective contracts/agreements.

Cost of revenue

Costs related to live events are recognized when the events occur. Event costs incurred prior to an event are capitalized to prepaid expenses and then charged to expense at the time of the event. Costs primarily include: filming and production costs, fighter purse, arena and staffing, and set design. The costs of licensing, pay-per-view, and other revenue streams are recognized at the time the related revenues are realized.

Cash and cash equivalents

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. At December 31, 2005 and 2006, and at September 30, 2006 and 2007, there were no cash equivalents.

Accounts receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. When appropriate, management provides for probable uncollectible amounts through a provision for bad debt expense and an adjustment to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. At December 31, 2005 and 2006, and at September 30, 2006 and 2007, there were no allowances for uncollectible accounts.

King of the Cage, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2005 and 2006
and for the Nine Months Ended September 30, 2006 and 2007 (unaudited)
(continued)

1. Summary of significant accounting policies (continued)

Credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables.

The Company places its cash with high credit quality institutions. At times, balances in the Company’s cash account may exceed the Federal Deposit Insurance Corporation (FDIC) limit of $100,000.

Concentrations of credit risk with respect to trade receivables are limited due to the fact that the Company's customer list consists primarily of large and/or reputable companies in the entertainment industries. (See Note 6 for discussion of specific customer concentrations.)

Property and equipment

Expenditures for major renewal and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. When property and equipment is sold or otherwise disposed of, the assets and related accumulated depreciation accounts are relieved, any gain or loss is included in operations.

Depreciation is computed using the straight-line method is based on the estimated useful lives of the assets which is generally five years, except for office furniture and fixtures which is seven years.

Use of estimates

The process of preparing financial statements in conformity with U.S. generally accepted accounting principles requires the use of estimates and assumptions by management regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts. The Company’s most significant accounting estimates include pay-per-view receivables, the provision for bad debt, and the useful lives of fixed assets for purposes of computing depreciation.

Fair value of financial instruments

The Company measures its financial assets and liabilities in accordance with the requirements of Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments.” The carrying values of accounts receivable, accounts payable, accrued expenses and other liabilities approximate fair value due to the short-term maturities of these instruments.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes". This statement requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the years in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

King of the Cage, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2005 and 2006
and for the Nine Months Ended September 30, 2006 and 2007 (unaudited)
(continued)

1. Summary of significant accounting policies (continued)

Income taxes (continued)

On June 23, 2000, the Company elected by consent of its (then) sole shareholder to be taxed as an S-corporation under Section 1372 of the Internal Revenue Code of 1986. Under these provisions, the Company does not pay federal and pays only marginal state corporate income taxes on its taxable income. Instead, the shareholder is liable for individual federal and state income taxes on the Company’s distributable taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company distributes funds to its shareholders to be used for the purpose of payment of the personal tax liability created by Company’s taxable income.

Income tax expense includes state taxes currently payable. There were no significant deferred taxes arising from temporary differences between income for financial reporting and for income tax purposes at December 31, 2005 and 2006, and at September 30, 2006 and 2007.

Recently issued accounting standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. This statement is effective for all financial instruments issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the effect of SFAS No. 157 on its financial position, operations or cash flows.

2.	Property and equipment

Depreciation expense charged to operations was $35,178 and $55,254 for the years ended December 31, 2005 and 2006, respectively. Depreciation expense charged to operations was $40,247 and $48,648 for the nine months ended September 30, 2006 and 2007, respectively (unaudited).

Certain transportation is pledged as collateral in connection with notes payable (see Note 4).

3.	Income taxes

Deferred income taxes arise from temporary differences resulting from income and expense items being reported in different periods for financial accounting and tax purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

At December 31, 2005 and 2006, and at September 30, 2006 and 2007, there were no significant deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

King of the Cage, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2005 and 2006
and for the Nine Months Ended September 30, 2006 and 2007 (unaudited)
(continued)

4.	Notes payable

Following is a summary of notes payable at December 31, 2005 and 2006, and at September 30, 2006 and 2007:

			September 30,	September 30,
	December 31,	December 31,	2006	2007
	2005	2006	(unaudited)	(unaudited)
0% note payable to finance company in moonthly installments of $525, through March 2008, secured by transportation equipment.	$14,166	$7,870	$9,444	-

0% note payable to finance company in moonthly installments of $676, through March 2011, secured by transportation equipment.	-	34,486	36,514	-

Subtotals	14,166	42,356	45,958	-

Less: Current maturities	(6,296)	(14,411)	(14,411)
	$7,870	$27,945	$31,547	-

These notes payable are non-interest bearing. However, the notes were not discounted by the Company in accordance with Accounting Principles Board Opinion No. 21, as management did not deem the net effect of any discount required to be material to the financial statements.

Effective September 11, 2007, the unpaid balances of all notes payable of the Company were assumed by the selling shareholders (see Note 8).

Following are maturities of the long-term notes payable at December 31, 2006:

Year Ending December 31,	Amount
2007	$14,411
2008	9,689
2009	8,114
2010	8,114
2011	2,028
$42,356

King of the Cage, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2005 and 2006
and for the Nine Months Ended September 30, 2006 and 2007 (unaudited)
(continued)

5.	Employee benefit plan

Effective January 1, 2003, the Company began sponsoring a Simplified Employee Pension plan (the Plan) covering all employees of the Company meeting the eligibility requirements of age twenty-one and five years of service. Contributions to the Plan consist of an annual discretionary employer contribution. Total employer contributions to the Plan for the years ended December 31, 2005 and 2006 were $18,000 for each year. The employer contributions to the Plan are accrued at each Plan year-end (calendar year). As such, there were no employer contributions recorded for the nine months ended September 30, 2006 and 2007, respectively (unaudited).

Since the inception of the Plan, the only employees of the Company meeting the eligibility requirements for participation have been the two shareholders of the Company. As such, in connection with the agreement for the sale of the Company, effective September 11, 2007, ownership of the Plan, and all of its underlying investment assets, was transferred to the sellers (see Note 8).

6.	Concentrations

Customers

During 2005, 21% of the Company's revenues were from two customers. One customer accounted for 10% and the other customer accounted for 11%.  At December 31, 2005, the amounts due from such customers were $46,848 and $26,524, respectively, which were included in accounts receivable.

During 2006, 27% of the Company's revenues were from two customers. One customer accounted for 17% and the other customer accounted for 10%.  At December 31, 2006, the amounts due from such customers were $125,207 and $0, respectively, which were included in accounts receivable.

During the nine months ended September 30, 2006, 23% of the Company's revenues were from two customers (unaudited). One customer accounted for 12% and the other customer accounted for 11% (unaudited).  At September 30, 2006, the amounts due from such customers were $0 and $35,000, respectively, which were included in accounts receivable (unaudited).

During the nine months ended September 30, 2007, 28% of the Company's revenues were from two customers (unaudited). One customer accounted for 17% and the other customer accounted for 11% (unaudited).  The corresponding receivables were included in the $183,035 of receivables distributed to the sellers at September 30, 2007 in connection with the sale of the Company (see Note 8).

Suppliers

During 2005 and 2006, the Company utilized one supplier for the filming and video-taping of live events. Total payments to this supplier aggregated 32% and 28%, of the total cost of revenue, respectively. Although there are other suppliers of filming and video-taping services, a change in suppliers would cause delays, which could ultimately affect operations. For the year ended December 31, 2005, the Company had accounts payable to this supplier of $4,216.

During the nine months ended September 30, 2006, the Company utilized one supplier exclusively for the filming and video-taping of live events. Total payments to this supplier aggregated 33% of the total cost of revenue (unaudited). Although there are other suppliers of filming and video-taping services, a change in suppliers would cause delays, which could ultimately affect operations. For the nine months ended September 30, 2006, there were no accounts payable to this supplier (unaudited).

King of the Cage, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2005 and 2006
and for the Nine Months Ended September 30, 2006 and 2007 (unaudited)
(continued)

6.	Concentrations (continued)

During the nine months ended September 30, 2007, the Company utilized one supplier aggregating 92% of the total cost of filming and video-taping live events (unaudited). Total payments to this supplier aggregated 17% of the total cost of revenue (unaudited). Although there are other suppliers of filming and video-taping services, a change in suppliers would cause delays, which could ultimately affect operations. For the nine months ended September 30, 2007, the Company had accounts payable to this supplier of $10,881 (unaudited).

7.	Settlement income

In February 2003, the Company entered into a licensing agreement with Majesco Sales, Inc. (Majesco). The agreement granted Majesco the exclusive right to design, develop, manufacture, distribute, and license entertainment software products, based on the "King of the Cage" name and concept for personal computers and gaming systems.

Under the terms of the agreement, Majesco was to pay the Company royalties of 8% of Majesco's net receipts for each copy of the products distributed, licensed, or sold. The agreement required a $75,000 nonrefundable advance against such royalty payments in the form of $37,000 due upon execution of the agreement, and $38,000 upon the commercial release of the first product; which, in accordance with the agreement, was to be no later than January 1, 2005.

The Company received the initial $37,000 royalty advance in April 2003 upon execution of the agreement, and recorded it as deferred revenue. Majesco, however, subsequently failed to release any products by January 1, 2005. The agreement provided for a one year extension at a cost of $50,000 to Majesco. However, Majesco decided to forgo the extension and enter into a settlement agreement with the Company in January 2005. Under the terms of the settlement and release agreement, Majesco paid the Company the remaining $38,000 royalty advance balance, in exchange for a general release from the licensing agreement.

The $75,000 in Majesco payments, less a $5,700 agent fee (netting to $69,300) was recorded as settlement income in January 2005.

8.	Subsequent events (unaudited)

Sale of the Company

On September 11, 2007, all of the issued and outstanding common stock of the Company was acquired by ProElite, Inc. The total consideration payable in the transaction was a cash purchase price of $3.75 million, 178,571 restricted shares of common stock of ProElite, Inc., and certain future contingent payments to the sellers based on variables related to the financial performance of the Company.

Under the terms of the agreement, all asset and liability balances, with the exception of one fixed asset (a cage) were transferred to the sellers on September 11, 2007. Additionally, the sellers are entitled to all pay-per-view receivables accrued through September 30, 2007.

King of the Cage, Inc.
Notes to the Financial Statements
For the Years Ended December 31, 2005 and 2006
and for the Nine Months Ended September 30, 2006 and 2007 (unaudited)
(continued)

8.	Subsequent events (unaudited) (continued)

The Company's asset and liability balances due the sellers on September 11, 2007 were as follows:

Description	Amount
Cash	$162,978
Accounts receivable	183,035
Prepaid expenses	3,284
Property and equipment	180,417
Accounts payable	(5,148)
Notes payable	(32,688)
Net assets and liabilities due sellers on September 11, 2007	$491,878

As of September 11, 2007, the sellers took possession of the property and equipment and assumed personal responsibility for notes payable, leaving the remaining current assets and liabilities to be settled in cash. The cash balance reclassified to dividends was recorded into a Due to sellers account.

Following is a summary of balance due the sellers in connection with the sale of the Company at September 30, 2007:

Description	Amount
Total balance distributable to sellers	$491,878
Property and equipment - sellers took possession	(180,417)
Notes payable - sellers assumed personally	32,688
Payment made by Company on behalf of sellers after September 11, 2007	(50,000)
Accounts receivable to be remitted to sellers as received by the Company	(183,035)
Unamortized balance of prepaid expenses	(2,714)
Balance due sellers at September 30, 2007	$108,400

The $108,400 balance is currently under review by the Sellers and ProElite, Inc. However management of the Company believes that any changes to this balance will not be material to the financial statements.